Exhibit 99.1

Workday Announces Fiscal 2020 Second Quarter Financial Results

Second Quarter Total Revenues of $887.8 Million, Up 32.2% Year Over Year

Subscription Revenue of $757.2 Million, Up 33.9% Year Over Year

Subscription Revenue Backlog of $7.03 Billion, Up 27.2% Year Over Year

PLEASANTON, Calif., Aug. 29, 2019 — Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2020 second quarter ended July 31, 2019.

Fiscal 2020 Second Quarter Results

•	Total revenues were $887.8 million, an increase of 32.2% from the second quarter of fiscal 2019. Subscription revenue was $757.2 million, an increase of 33.9% from the same period last year.

•

Operating loss was $122.5 million, or negative 13.8% of revenues, compared to an operating loss of $89.0 million, or negative 13.2% of revenues, in the same period last year. Non-GAAP operating income for the second quarter was $117.5 million, or 13.2% of revenues, compared to a non-GAAP operating income of $68.1 million, or 10.1% of revenues, in the same period last year.[1]

•

Net loss per basic and diluted share was $0.53, compared to a net loss per basic and diluted share of $0.40 in the second quarter of fiscal 2019. Non-GAAP net income per diluted share was $0.44 compared to a non-GAAP net income per diluted share of $0.31 in the same period last year.[2]

•	Operating cash flows were $100.3 million compared to $57.6 million in the same period last year.

•	Cash, cash equivalents, and marketable securities were $1.93 billion as of July 31, 2019. Unearned revenues were $1.89 billion, a 27.1% increase from the same period last year.

Comments on the News

“It was a strong quarter, with continued global customer momentum across the Fortune 500 and Global 2,000, as more organizations look to Workday for the ability to plan, execute, and analyze in one system powered by machine learning. In addition, we celebrated one year with Adaptive Insights and continue to make great progress on our integration vision,” said Aneel Bhusri, co-founder and CEO, Workday. “As we move into the second half of the year, we are continuing to invest in areas that leverage our strengths and open new opportunities.”

“We delivered strong Q2 results with subscription revenue up 34%, along with solid operating margins and cash flow,” said Robynne Sisco, co-president and chief financial officer, Workday. “Based on our second quarter results, we are raising our fiscal 2020 subscription revenue outlook and now expect subscription revenue of $3.06 to $3.07 billion. We expect our third quarter subscription revenue to be between $783 and $785 million. We continue to prioritize investing in long-term growth initiatives, while delivering solid operating margins and cash flow over time.”

Recent Highlights

•

Workday opened its new headquarters in Pleasanton, Calif. The new 410,000-square-foot, six-story building was designed to encourage collaboration and will accommodate 2,200 employees as well as Workday’s new customer center.

•

Workday celebrated the one-year anniversary of its acquisition of Adaptive Insights. In the last year, the two organizations have seen continued business planning momentum, including the addition of more than 800 new Adaptive Insights customers, machine learning advancements, the completion of the first phase of the Adaptive Insights integration with Workday as part of the Power of One, and record attendance at Adaptive Live, the company’s annual customer conference.

•	Workday published its commitments to ethical artificial intelligence (AI), which includes six principles that guide how it develops machine learning – a subset of AI – for the enterprise responsibly.

•	Fast Company recognized Workday on its inaugural list of the 50 Best Workplaces For Innovators, which honors organizations that demonstrate a deep commitment to encouraging innovation at all levels.

•	Workday became the first organization to adhere to the EU Cloud Code of Conduct (CoC) by SCOPE Europe, underscoring the company’s continued commitment to global data protection.

•	Workday appointed Carolyn Horne as president of the EMEA region and David Webster as president of the APJ region. In addition, Workday promoted Josh DeFigueiredo to chief security officer.

•

Workday released its 2019 Global Impact Report, which provides an inside look into the company’s efforts to make a positive impact on the world — from implementing sustainable practices, to creating a better place to work, and empowering positive social impact.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2020 second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/ 4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2 Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, planning, and analytics applications designed for the world’s largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s ability to integrate acquired companies; strategic investments; fiscal year and third quarter subscription revenue outlook; and ability to prioritize investing in long-term growth initiatives while delivering solid operating margins and cash flow over time. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plans,” “project,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) risks related to our ability to successfully integrate Adaptive Insights’ operations or failure to achieve the expected benefits of this or any other acquisition or transaction; (ii) our ability to implement our plans, objectives, and other expectations with respect to the Adaptive Insights business or that of any other acquired company; (iii) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (iv) our ability to manage our growth effectively; (v) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vi) the development of the market for enterprise cloud applications and services; (vii) acceptance of our applications and services by customers, including any underlying technology such as machine learning and artificial intelligence; (viii) adverse changes in general economic or market conditions; (ix) the regulatory, economic, and political risks associated with our international operations; (x) delays or reductions in information technology spending; and (xi) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended April 30, 2019 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2019. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$619,514	$638,554
Marketable securities	1,307,006	1,139,864
Trade and other receivables, net	613,425	704,680
Deferred costs	85,557	80,809
Prepaid expenses and other current assets	163,530	136,689

Total current assets	2,789,032	2,700,596
Property and equipment, net	919,523	796,907
Operating lease right-of-use assets	294,824	—
Deferred costs, noncurrent	182,580	183,518
Acquisition-related intangible assets, net	277,953	313,240
Goodwill	1,389,349	1,379,125
Other assets	138,895	147,360

Total assets	$5,992,156	$5,520,746

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$32,540	$29,093
Accrued expenses and other current liabilities	114,494	123,542
Accrued compensation	192,064	207,924
Unearned revenue	1,796,423	1,837,618
Operating lease liabilities	65,554	—
Current portion of convertible senior notes, net	1,233,189	232,514

Total current liabilities	3,434,264	2,430,691
Convertible senior notes, net	—	972,264
Unearned revenue, noncurrent	89,219	111,652
Operating lease liabilities, noncurrent	243,863	—
Other liabilities	14,525	47,697

Total liabilities	3,781,871	3,562,304
Stockholders’ equity:
Common stock	227	221
Additional paid-in capital	4,561,272	4,105,334
Accumulated other comprehensive income (loss)	32,458	(809)
Accumulated deficit	(2,383,672)	(2,146,304)

Total stockholders’ equity	2,210,285	1,958,442

Total liabilities and stockholders’ equity	$5,992,156	$5,520,746

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenues:
Subscription services	$757,155	$565,659	$1,458,179	$1,087,808
Professional services	130,597	106,061	254,628	202,555

Total revenues	887,752	671,720	1,712,807	1,290,363

Costs and expenses (1):
Costs of subscription services	121,161	87,523	233,630	167,768
Costs of professional services	145,173	112,707	275,923	210,433
Product development	378,122	292,840	725,953	556,424
Sales and marketing	280,200	202,464	553,136	395,235
General and administrative	85,593	65,168	170,048	120,749

Total costs and expenses	1,010,249	760,702	1,958,690	1,450,609

Operating loss	(122,497)	(88,982)	(245,883)	(160,246)
Other income (expense), net	(106)	1,613	7,035	(2,235)

Loss before provision for (benefit from) income taxes	(122,603)	(87,369)	(238,848)	(162,481)
Provision for (benefit from) income taxes	(1,891)	(1,213)	(1,861)	(1,915)

Net loss	$(120,712)	$(86,156)	$(236,987)	$(160,566)

Net loss per share, basic and diluted	$(0.53)	$(0.40)	$(1.05)	$(0.75)

Weighted-average shares used to compute net loss per share, basic and diluted	226,392	215,932	224,857	214,517

(1) Costs and expenses include share-based compensation expenses as follows:

Costs of subscription services	$12,001	$8,521	$22,416	$16,398
Costs of professional services	18,991	12,518	35,141	23,310
Product development	105,758	75,354	196,995	143,865
Sales and marketing	42,690	29,367	81,544	54,979
General and administrative	29,781	21,303	58,360	41,170

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(120,712)	$(86,156)	$(236,987)	$(160,566)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	67,754	42,226	128,919	80,890
Share-based compensation expenses	208,912	147,063	394,147	279,722
Amortization of deferred costs	22,002	17,061	42,882	33,421
Amortization of debt discount and issuance costs	14,301	17,490	25,888	35,629
Other	11,401	(4,894)	20,377	(14,183)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(73,437)	(104,758)	83,942	63,944
Deferred costs	(28,207)	(23,943)	(46,692)	(36,549)
Prepaid expenses and other assets	(1,679)	(5,446)	(6,786)	3,042
Accounts payable	1,047	5,987	2,550	13,941
Accrued expenses and other liabilities	(56,524)	(15,182)	(35,121)	(3,555)
Unearned revenue	55,461	68,168	(63,637)	(53,887)

Net cash provided by (used in) operating activities	100,319	57,616	309,482	241,849
Cash flows from investing activities
Purchases of marketable securities	(582,848)	(526,216)	(1,053,902)	(1,434,342)
Maturities of marketable securities	385,710	655,205	845,807	1,341,881
Sales of marketable securities	4,551	914,938	55,499	942,297
Owned real estate projects	(34,149)	(49,537)	(73,783)	(88,770)
Capital expenditures, excluding owned real estate projects	(75,576)	(53,346)	(141,111)	(102,208)
Business combinations, net of cash acquired	(12,885)	(26,737)	(12,885)	(26,737)
Purchase of other intangible assets	—	(1,000)	—	(1,000)
Purchases of non-marketable equity and other investments	(5,516)	(1,000)	(7,716)	(3,400)
Other	(32)	—	(9)	—

Net cash provided by (used in) investing activities	(320,745)	912,307	(388,100)	627,721
Cash flows from financing activities
Payments on convertible senior notes	(27)	(350,005)	(27)	(350,005)
Proceeds from issuance of common stock from employee equity plans	58,085	38,686	61,540	41,297
Other	(107)	(59)	(200)	(116)

Net cash provided by (used in) financing activities	57,951	(311,378)	61,313	(308,824)
Effect of exchange rate changes	75	(162)	(252)	(582)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(162,400)	658,383	(17,557)	560,164
Cash, cash equivalents, and restricted cash at the beginning of period	787,046	1,037,435	642,203	1,135,654

Cash, cash equivalents, and restricted cash at the end of period	$624,646	$1,695,818	$624,646	$1,695,818

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended July 31, 2019

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$121,161	$(12,001)	$(11,739)	$—	$—	$97,421
Costs of professional services	145,173	(18,991)	(1,233)	—	—	124,949
Product development	378,122	(105,758)	(5,380)	—	—	266,984
Sales and marketing	280,200	(42,690)	(10,449)	—	—	227,061
General and administrative	85,593	(29,781)	(2,021)	—	—	53,791
Operating income (loss)	(122,497)	209,221	30,822	—	—	117,546
Operating margin	(13.8)%	23.6%	3.4%	—%	—%	13.2%
Other income (expense), net	(106)	—	—	14,301	—	14,195
Income (loss) before provision for (benefit from) income taxes	(122,603)	209,221	30,822	14,301	—	131,741
Provision for (benefit from) income taxes	(1,891)	—	—	—	24,287	22,396
Net income (loss)	$(120,712)	$209,221	$30,822	$14,301	$(24,287)	$109,345
Net income (loss) per share (1)	$(0.53)	$0.92	$0.14	$0.06	$(0.15)	$0.44

(1)

GAAP net loss per share is calculated based upon 226,392 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 247,748 diluted weighted-average shares of common stock.

(2)	Other operating expenses include amortization of acquisition-related intangible assets of $19.5 million and total employer payroll tax-related items on employee stock transactions of $11.3 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2020, the projected non-GAAP tax rate is 17%.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended July 31, 2018

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$87,523	$(8,521)	$(3,787)	$—	$—	$75,215
Costs of professional services	112,707	(12,518)	(519)	—	—	99,670
Product development	292,840	(75,354)	(3,960)	—	—	213,526
Sales and marketing	202,464	(29,367)	(1,039)	—	—	172,058
General and administrative	65,168	(21,303)	(731)	—	—	43,134
Operating income (loss)	(88,982)	147,063	10,036	—	—	68,117
Operating margin	(13.2)%	21.9%	1.4%	—%	—%	10.1%
Other income (expense), net	1,613	—	—	17,490	—	19,103
Income (loss) before provision for (benefit from) income taxes	(87,369)	147,063	10,036	17,490	—	87,220
Provision for (benefit from) income taxes	(1,213)	—	—	—	16,004	14,791
Net income (loss)	$(86,156)	$147,063	$10,036	$17,490	$(16,004)	$72,429
Net income (loss) per share (1)	$(0.40)	$0.68	$0.05	$0.08	$(0.10)	$0.31

(1)

GAAP net loss per share is calculated based upon 215,932 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 237,404 diluted weighted-average shares of common stock.

(2)	Other operating expenses include amortization of acquisition-related intangible assets of $5.3 million and total employer payroll tax-related items on employee stock transactions of $4.7 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2019, the projected non-GAAP tax rate was 17%.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Six Months Ended July 31, 2019

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$233,630	$(22,416)	$(24,399)	$—	$—	$186,815
Costs of professional services	275,923	(35,141)	(4,692)	—	—	236,090
Product development	725,953	(196,995)	(19,011)	—	—	509,947
Sales and marketing	553,136	(81,544)	(23,283)	—	—	448,309
General and administrative	170,048	(58,360)	(5,319)	—	—	106,369
Operating income (loss)	(245,883)	394,456	76,704	—	—	225,277
Operating margin	(14.4)%	23.0%	4.6%	—%	—%	13.2%
Other income (expense), net	7,035	—	—	25,888	—	32,923
Income (loss) before provision for (benefit from) income taxes	(238,848)	394,456	76,704	25,888	—	258,200
Provision for (benefit from) income taxes	(1,861)	—	—	—	45,755	43,894
Net income (loss)	$(236,987)	$394,456	$76,704	$25,888	$(45,755)	$214,306
Net income (loss) per share (1)	$(1.05)	$1.75	$0.34	$0.12	$(0.29)	$0.87

(1)

GAAP net loss per share is calculated based upon 224,857 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 246,610 diluted weighted-average shares of common stock.

(2)	Other operating expenses include amortization of acquisition-related intangible assets of $38.9 million and total employer payroll tax-related items on employee stock transactions of $37.8 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2020, the projected non-GAAP tax rate is 17%.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Six Months Ended July 31, 2018

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$167,768	$(16,398)	$(8,239)	$—	$—	$143,131
Costs of professional services	210,433	(23,310)	(2,220)	—	—	184,903
Product development	556,424	(143,865)	(12,757)	—	—	399,802
Sales and marketing	395,235	(54,979)	(3,619)	—	—	336,637
General and administrative	120,749	(41,170)	(2,598)	—	—	76,981
Operating income (loss)	(160,246)	279,722	29,433	—	—	148,909
Operating margin	(12.4)%	21.7%	2.2%	—%	—%	11.5%
Other income (expense), net	(2,235)	—	—	35,629	—	33,394
Income (loss) before provision for (benefit from) income taxes	(162,481)	279,722	29,433	35,629	—	182,303
Provision for (benefit from) income taxes	(1,915)	—	—	—	32,870	30,955
Net income (loss)	$(160,566)	$279,722	$29,433	$35,629	$(32,870)	$151,348
Net income (loss) per share (1)	$(0.75)	$1.30	$0.14	$0.17	$(0.22)	$0.64

(1)

GAAP net loss per share is calculated based upon 214,517 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 236,706 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $19.0 million and amortization of acquisition-related intangible assets of $10.4 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2019, the projected non-GAAP tax rate was 17%.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization of acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•

Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.

•

Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition, and thus we do not believe it is reflective of ongoing operations.

•

Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday’s operational performance.

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Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2020 and 2019, we determined the projected non-GAAP tax rate to be 17%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:

Michael Magaro

+1 (925) 379-6000

Michael.Magaro@Workday.com

Media Contact:

Nina Oestlien

+1 (415) 828-3034

Nina.Oestlien@Workday.com